                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549


                                  FORM 8-K/A

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report:  June 30, 1998
              (Date of earliest event reported):  April 17, 1998


                      AMERICAN EDUCATIONAL PRODUCTS, INC.
                 ---------------------------------------------
            (Exact name of registrant as specified in its charter)


   Colorado                         0-16310                   84-1012129
----------------               ----------------            ----------------
(State or other                   Commission                 IRS Employer
jurisdiction of                      File                   Identification
 incorporation                      Number                      Number


      6550 Gunpark Drive, Suite 200, Boulder, Colorado      80301
   ------------------------------------------------------------------------
          (Address of principal executive offices)       (Zip Code)


                                (303) 527-3230
                             ---------------------
             (Registrant's telephone number, including area code)

Item 7:   Financial Statements and Exhibits
          ---------------------------------

     Filed herewith is the following information required by Items 7(a), Financial Statements of Acquired Businesses, and 7(b), Pro Forma Financial Statements, of Form 8-K with respect to the acquisition of Learning & Leisure, Inc. by American Educational Products, Inc. (AMEP), as disclosed on AMEP's Form 8-K filed with the Securities and Exchange Commission on May 1, 1998.

     7(a) Financial Statements of Acquired Business
          -----------------------------------------
          Learning & Leisure, Inc. Unaudited Financial Statements
               Consolidated Balance Sheet as of March 31, 1998
               Consolidated Statement of Operations for the Three Months Ended March 31, 1998
               Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1998
               Notes to Consolidated Financial Statements

          Learning & Leisure, Inc. Audited Financial Statements
               Independent Auditor's Report
               Consolidated Balance Sheet as of October 31, 1997 Consolidated Statement of Operations for the Year Ended
                    October 31, 1997
               Consolidated Statement of Stockholders' Equity from
                    November 1, 1996 through October 31, 1997
               Consolidated Statement of Cash Flows for the Year Ended
                    October 31, 1997.
               Notes to Consolidated Financial Statements

     7(b) Pro Forma Financial Statements
          ------------------------------
          Unaudited Pro Forma Statement of Operations for the Three Months Ended March 31, 1998
          Unaudited Pro Forma Balance Sheet as of March 31, 1998
          Unaudited Notes to Pro Forma Financial Statements as of and for the period ended March 31, 1998
          Unaudited Pro Forma Statement of Operations for the Year Ended
               December 31, 1997
          Unaudited Notes to Pro Forma Financial Statements for the year Ended December 31, 1997

ITEM 7(a). FINANCIAL STATEMENTS OF ACQUIRED BUSINESS
           -----------------------------------------

           Learning & Leisure, Inc. Unaudited Financial Statements
                See attachment A.

           Learning & Leisure, Inc. Audited Financial Statements
                See attachment B.


ITEM 7(b). PRO FORMA FINANCIAL STATEMENTS
           -------------------------------

The following unaudited pro forma balance sheet as of March 31, 1998 and unaudited pro forma statement of operations for the three months ended March 31, 1998 (collectively, the unaudited pro forma financial statements) give effect to the acquisition by American Educational Products, Inc. (AMEP) of the common stock of Learning & Leisure, Inc. (L&L) as if the acquisition had occurred on March 31, 1998 for purposes of the balance sheet and on January 1, 1998 for purposes of the statement of operations. The transaction was accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16.

On April 17, 1998, AMEP completed the purchase of all the outstanding stock of L&L. With the assumption of debt and transaction costs, the total estimated purchase price is approximately $2,000,000.

The acquisition was funded by AMEP's available working capital resources plus a convertible promissory note payable to the sellers. The promissory note bears interest at 7.5% and is payable in four annual principal installments of $237,500, plus accrued interest. In addition, AMEP licensed certain intangible assets, intellectual property, and related tooling from certain affiliates of the sellers. The license agreement requires four annual payments of $100,000 per year. Certain former L&L shareholders entered into consulting and noncompetition contracts with AMEP that require aggregate payments of $300,000 over a two-year period.

Similarly, the following unaudited pro forma statement of operations for the year ended December 31, 1997, gives effect to the acquisition by AMEP of the common stock of L&L as if the acquisition had occurred on January 1, 1997.
The historical financial data included in the unaudited pro forma financial statements for the twelve month period is for each company's fiscal year end. AMEP's fiscal year ends on December 31. L&L's fiscal year ends on October 31.

The unaudited pro forma financial data is based on management's best estimate of the effects of the acquisition of L&L including an estimate of the allocation of the purchase price to the assets acquired. Pro forma adjustments are based on currently available information; however, the actual purchase accounting adjustments will be based on more precise evaluations and estimates of fair values. It is possible that the actual adjustments could differ substantially from those presented in the unaudited pro forma financial statements.

The unaudited pro forma balance sheet as of March 31, 1998 and the unaudited pro forma statements of operations for the three months ended March 31, 1998 and for the year ended December 31, 1997 are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition of L&L been consummated as of the dates indicated, or that may be achieved in the future. The unaudited pro forma financial statements should be read in conjunction with the accompanying unaudited notes, the accompanying historical financial statements and notes thereto of L&L, and the audited consolidated financial statements of AMEP and its subsidiaries included in its Annual Report on Form 10-KSB for 1997.

                           AMERICAN EDUCATIONAL PRODUCTS, INC. AND SUBSIDIARIES
                                Unaudited Pro Forma Statement of Operations
                                     Three months ended March 31, 1998



                                                  AMEP           L&L          Pro Forma      Pro Forma
                                               Historical     Historical     Adjustments      Results
                                                 3/31/98        3/31/98
                                              ------------   ------------   ------------   ------------

INCOME:
Net Sales                                     $  1,847,000   $    269,000                   $  2,116,000
Cost of goods sold                               1,193,000         86,000          7,000  a    1,286,000
                                              -------------  -------------  -------------   -------------
  Gross profit                                     654,000        183,000         (7,000)        830,000

OPERATING EXPENSES
Advertising and catalog costs                       34,000              0                         34,000
Other marketing                                    211,000         15,000                        226,000
                                              -------------  -------------  -------------   -------------
  Total marketing                                  245,000         15,000                        260,000
General & administrative                           363,000        135,000        (29,000) a      469,000
                                              -------------  -------------  -------------   -------------
  Total operating expenses                         608,000        150,000        (29,000)        729,000
                                              -------------  -------------  -------------   -------------

OPERATING INCOME                                    46,000         33,000         22,000         101,000

INTEREST (EXPENSE)                                 (67,000)        (1,000)       (22,000) a      (90,000)

GAIN ON SALE OF ASSETS                                   0        120,000       (120,000) a            0
                                              -------------  -------------  -------------   -------------

INCOME (LOSS) BEFORE INCOME TAXES                  (21,000)       152,000       (120,000)         11,000

Income tax (expense)                                     0        (42,000)        42,000  a            0

NET INCOME (LOSS)                             $    (21,000)  $    110,000        (78,000)   $     11,000
                                              ============   ============   ============    ============

Basic Earnings (Loss) per Share               $      (0.02)                                 $       0.01
                                              ============                                  ============
Diluted Earnings (Loss) per Share             $      (0.02)                                 $       0.01
                                              ============                                  ============

Weighted average number of common
  shares outstanding                               935,000                                       935,000
Effect of dilutive securities                            0                                             0
                                              ------------                                  ------------

Weighted average number of common
  shares plus dilutive securities                  935,000                                       935,000
                                              ============                                  ============


                           AMERICAN EDUCATIONAL PRODUCTS, INC. AND SUBSIDIARIES
                                     Unaudited Pro Forma Balance Sheet
                                           as of March 31, 1998



                                                  AMEP           L&L          Pro Forma      Pro Forma
                                               Historical     Historical     Adjustments      Results
                                                 3/31/98        3/31/98
                                              ------------   ------------   ------------   ------------

Cash                                          $    101,000   $     27,000                   $    128,000
Trade receivables                                1,333,000        134,000                      1,467,000
Inventories                                      2,840,000        484,000                      3,324,000
Other current assets                               401,000          9,000                        410,000
                                              ------------   ------------   ------------    ------------
  TOTAL CURRENT ASSETS                           4,675,000        654,000                      5,329,000

PROPERTY AND EQUIPMENT, net                      2,295,000          8,000        400,000  c    2,703,000

VIDEO LIBRARY, net                                 328,000              0                        328,000

INTANGIBLE ASSETS, net                             154,000              0      1,045,000  c    1,199,000

OTHER ASSETS                                       213,000              0                        213,000
                                              ------------   ------------   ------------    ------------

TOTAL ASSETS                                  $  7,665,000   $    662,000      1,445,000    $  9,772,000
                                              ============   ============   ============    ============



Accounts payable                              $    528,000   $     98,000                   $    626,000
Note payable                                     1,960,000              0        250,000  b    2,210,000
Current portion, long term debt                     44,000              0        456,000  b      500,000
Accrued expenses                                   176,000              0        125,000  b      301,000
Accrued and deferred income taxes                        0         49,000                         49,000
                                              ------------   ------------   ------------    ------------
  TOTAL CURRENT LIABILITIES                      2,708,000        147,000        831,000       3,686,000

LONG TERM DEBT                                      91,000              0      1,129,000  b    1,220,000

STOCKHOLDERS' EQUITY                             4,866,000        515,000       (515,000) b    4,866,000
                                              ------------   ------------   ------------    ------------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                        $  7,665,000   $    662,000      1,445,000    $  9,772,000
                                              ============   ============   ============    ============


             AMERICAN EDUCATIONAL PRODUCTS, INC. AND SUBSIDIARIES
               Unaudited Notes to Pro Forma Financial Statements
              As of and for the three months ended March 31, 1998



a. The following pro forma adjustments are reflected in the pro forma statement of operations:

   1.  Elimination of certain L & L expenses paid to
       former officers, directors, and shareholders,
       including salaries, life insurance premiums,
       and rent                                                $   (66,000)
   2.  Amortization of goodwill recorded pursuant to
       purchase accounting                                          14,000
   3.  Amortization of other assets                                 15,000
   4.  Consulting contract                                           8,000
                                                               ------------
           Total General and Administrative                        (29,000)

   5.  Increase in depreciation expense related to
       increased basis of equipment                                  7,000
   6.  Increase in interest expense related to new
       borrowings                                                   22,000
   7.  Eliminate L&L gain on sale of certain assets               (120,000)
   8.  Net tax effect of Pro Forma adjustments and
       utilization of net operating loss carryover                   42,000
                                                               ------------
                                                               $   (78,000)
                                                               ============

b. The calculation of the estimated purchase price for purposes of the pro forma financial statements is as follows:

   Cash paid, net of cash acquired                             $   225,000
   Promissory note payable to sellers                              950,000
   Noncompetition contracts and license agreement                  635,000
   Liabilities assumed                                             125,000
   Other costs incurred                                             50,000
                                                               ------------
                                                               $ 1,985,000
                                                               ============

c. The following pro forma adjustments reflect the allocation of the purchase price to the fair value of assets acquired pursuant to purchase accounting, and the elimination of L&L stockholders' equity:

   Record property plant and equipment at estimated
   fair value                                                  $   400,000
   Record goodwill                                                 810,000
   Record other intangibles                                        235,000
   Elimination of L&L stockholders' equity                         515,000
   Cash acquired                                                    25,000
                                                               ------------
                                                               $ 1,985,000
                                                               ============


                           AMERICAN EDUCATIONAL PRODUCTS, INC. AND SUBSIDIARIES
                                Unaudited Pro Forma Statement of Operations
                                   For the Year ended December 31, 1997


                                                  AMEP           L&L          Pro Forma      Pro Forma
                                               Historical     Historical     Adjustments      Results
                                                12/31/97       10/31/97
                                              ------------   ------------   ------------   ------------

INCOME:
Net Sales                                     $  8,392,000   $  1,175,000                   $  9,567,000
Cost of goods sold                               5,232,000        460,100         27,000  a    5,719,100
                                              ------------   ------------   ------------    ------------
  Gross profit                                   3,160,000        714,900        (27,000)      3,847,900

OPERATING EXPENSES
Advertising and catalog costs                       95,000         18,600                        113,600
Other marketing                                    851,000        121,200                        972,200
                                              ------------   ------------   ------------    ------------
  Total marketing                                  946,000        139,800                      1,085,800
General & administrative                         1,377,000        507,600       (118,000) a    1,766,600
                                              ------------   ------------   ------------    ------------
  Total operating expenses                       2,323,000        647,400       (118,000)      2,852,400
                                              ------------   ------------   ------------    ------------

OPERATING INCOME                                   837,000         67,500         91,000         995,500

INTEREST (EXPENSE)                                (323,000)        (7,900)       (89,000) a     (419,900)

INCOME (LOSS) BEFORE INCOME TAXES                  514,000         59,600          2,000         575,600

Income tax (expense)                                     0        (13,000)        13,000  a            0
                                              ------------   ------------   ------------    ------------

NET INCOME (LOSS)                             $    514,000   $     46,600         15,000    $    575,600
                                              ============   ============   ============    ============


Basic Earnings (Loss) per Share               $       0.56                                  $       0.63
                                              ============   ============   ============    ============

Diluted Earnings (Loss) per Share             $       0.53                                  $       0.60
                                              ============   ============   ============    ============

Weighted average number of common shares
  outstanding                                      918,000                                       918,000
Effect of dilutive securities                       44,000                                        44,000
                                              ------------                                  ------------
Weighted average number of common shares
  plus dilutive securities                         962,000                                       962,000
                                              ============                                  ============



             AMERICAN EDUCATIONAL PRODUCTS, INC. AND SUBSIDIARIES
               Unaudited Notes to Pro Forma Financial Statements
                     For the year ended December 31, 1997




a. The following pro forma adjustments are reflected in the pro forma statement of operations:

   1.  Elimination of certain L & L expenses paid to
       former officers, directors, and shareholders,
       including salaries, life insurance premiums,
       and rent                                                $  (265,000)
   2.  Amortization of goodwill recorded pursuant to
       purchase accounting                                          56,000
   3.  Amortization of other assets                                 59,000
   4.  Consulting contract                                          32,000
                                                                -----------
           Total General and Administrative                       (118,000)

   5.  Increase in depreciation expense related to
       increased basis of equipment                                 27,000
   6.  Increase in interest expense related to new
       borrowings                                                   89,000
   7.  Net tax effect of Pro Forma adjustments and
       utilization of net operating loss carryover                 (13,000)
                                                                -----------
                                                               $   (15,000)
                                                                ===========



                                 ATTACHMENT A


                   LEARNING & LEISURE, INC. AND SUBSIDIARIES

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





                                                                          PAGE
                                                                          ----

CONSOLIDATED BALANCE SHEET - March 31, 1998                                  2

CONSOLIDATED STATEMENT OF OPERATIONS -
   For the Three Months Ended March 31, 1998                                 3

CONSOLIDATED STATEMENT OF CASH FLOW -
   For the Three Months Ended March 31, 1998                                 4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                   5

                   LEARNING & LEISURE, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                             as of March 31, 1998


                                                              Unaudited
                                                            -------------

ASSETS
------
CURRENT ASSETS
  Cash                                                      $    27,200
  Trade receivables, net of allowance of $25,000                134,000
  Inventories                                                   483,600
  Prepaid expenses                                                8,200
  Other                                                           1,000
                                                            ------------
     TOTAL CURRENT ASSETS                                       654,000

PROPERTY AND EQUIPMENT, net                                       8,000
                                                            ------------

TOTAL ASSETS                                                $   662,000
                                                            ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
  Accounts payable                                          $    97,600
  Deferred income taxes                                             800
  Income taxes payable                                           48,800
                                                            ------------
     TOTAL CURRENT LIABILITIES                                  147,200

STOCKHOLDERS' EQUITY
  Common stock; no par value; 100,000 shares authorized;
11,017 shares issued and outstanding                            175,700
  Retained earnings                                             339,100
                                                            ------------
     TOTAL STOCKHOLDERS' EQUITY                                 514,800
                                                            ------------

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                 $   662,000
                                                            ============

                   LEARNING & LEISURE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF OPERATIONS
                   for the Three months ended March 31, 1998


                                                              Unaudited
                                                            -------------

INCOME:
  Net sales                                                 $   268,800
  Cost of goods sold                                             86,000
                                                            ------------
     Gross profit                                               182,800

OPERATING EXPENSES:
  Other marketing                                                14,800
                                                            ------------
     Total marketing                                             14,800
  General and administrative                                    135,000
                                                            ------------
     Total operating expenses                                   149,800
                                                            ------------

OPERATING INCOME                                                 33,000
                                                                        Gain
from sale of asset                                              120,000
     Interest expense                                            (1,400)
                                                            ------------

INCOME BEFORE INCOME TAXES                                      151,600

  Income tax expense                                            (42,000)
                                                            ------------

NET INCOME                                                  $   109,600
                                                            ============


                   LEARNING & LEISURE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOW
                   For the Three months ended March 31, 1998


                                                              Unaudited
                                                            -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $   109,600
   Adjustments to reconcile net income
     to cash provided by operating activities:
  Depreciation                                                    1,300
      Gain on sale of asset                                    (120,000)
      Changes in operating assets and liabilities:
      Decrease (increase) in operating assets:
        Accounts receivable                                     (46,100)
        Inventories                                             (35,700)
        Other                                                     3,800
      Increase (decrease) in operating liabilities:
        Accounts payable                                         46,200
        Income taxes payable                                     26,300
                                                            ------------
  Net cash provided (used) by operating activities              (14,600)


NET INCREASE (DECREASE) IN CASH                                 (14,600)

Cash, at beginning of period                                     41,800
                                                            ------------

Cash, at end of period                                      $    27,200
                                                            ============


Supplemental Disclosures of Cash Flow Information

   Cash payments for:
     Interest                                               $         -
                                                            ============
     Income taxes                                           $   (11,000)
                                                            ============


                   LEARNING & LEISURE, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               -------------------------------------------------
                                  (Unaudited)


Note 1 -- Presentation
----------------------
In the opinion of the Company, these unaudited consolidated financial statements contain all adjustments (consisting of normal accruals) necessary to present fairly the financial position as of March 31, 1998, and the results of operations for the three months ended March 31, 1998. These statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended October 31, 1997.

                                 ATTACHMENT B

                   LEARNING & LEISURE, INC. AND SUBSIDIARIES

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




                                                                          PAGE
                                                                          ----

INDEPENDENT AUDITOR'S REPORT                                                 2

CONSOLIDATED BALANCE SHEET - October 31, 1997                                3

CONSOLIDATED STATEMENT OF OPERATIONS -
  For the Year Ended October 31, 1997                                        4

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY -
  From November 1, 1996, through October 31, 1997                            5

CONSOLIDATED STATEMENT OF CASH FLOW -
  For the Year Ended October 31, 1997                                        6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                   7

                         INDEPENDENT AUDITOR'S REPORT




Board of Directors
Learning & Leisure, Inc.
New Hyde Park, New York


We have audited the accompanying consolidated balance sheet of Learning & Leisure, Inc. and Subsidiaries as of October 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended October 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Learning & Leisure, Inc. and Subsidiaries as of October 31, 1997, and the results of their operations and their cash flows for the year ended October 31, 1997, in conformity with generally accepted accounting principles.


HEIN + ASSOCIATES LLP

Denver, Colorado
May 31, 1998

                   LEARNING & LEISURE, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                            as of October 31, 1997



                                                                1997
                                                            -------------

ASSETS
------
CURRENT ASSETS
  Cash                                                      $    90,900
  Trade receivables, net of allowance of $25,000                149,800
  Inventories                                                   467,400
  Prepaid expenses                                               13,600
  Other                                                           1,000
                                                            ------------
     TOTAL CURRENT ASSETS                                       722,700

PROPERTY AND EQUIPMENT, net                                       4,500
                                                            ------------

TOTAL ASSETS                                                $   727,200
                                                            ============


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
  Accounts payable                                          $   121,000
  Accrued interest payable to stockholders                      115,500
  Accrued expenses                                               34,000
  Deferred income taxes                                          22,200
  Income taxes payable                                            9,700
  Advances from stockholders                                      1,800
                                                            ------------
     TOTAL CURRENT LIABILITIES                                  304,200

COMMITMENTS (Note 2)
STOCKHOLDERS' EQUITY
  Common stock; no par value; 100,000 shares authorized;
11,017 shares issued and outstanding                            175,700
  Retained earnings                                             247,300
                                                            ------------
     TOTAL STOCKHOLDERS' EQUITY                                 423,000
                                                            ------------

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                 $   727,200
                                                            ============


                   LEARNING & LEISURE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended October 31, 1997


                                                                 1997
                                                             ------------
INCOME:
  Net sales                                                  $  1,175,000
  Cost of goods sold                                              460,100
                                                              ------------
     Gross profit                                                 714,900

OPERATING EXPENSES:
  Advertising and catalog costs                                    18,600
  Other marketing                                                 121,200
                                                              ------------
     Total marketing                                              139,800
  General and administrative                                      507,600
                                                              ------------
     Total operating expenses                                     647,400
                                                              ------------
OPERATING INCOME                                                   67,500
  Interest expense                                                 (7,900)
                                                              ------------
INCOME BEFORE INCOME TAXES                                         59,600
  Income tax expense                                              (14,000)
                                                              ------------
NET INCOME                                                   $     45,600
                                                              ============
/TABLE

                               LEARNING & LEISURE, INC. AND SUBSIDIARIES
                            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                              November 1, 1996, through October 31, 1997

                                                        Common Stock
                                              ----------------------------
                                                 Number
                                                   of           Common        Retained
                                                 Shares          Stock        Earnings         Total
                                              ------------   ------------   ------------    ----------


Balance as of  November 1, 1996                    10,000     $   83,400     $  201,700     $285,100

Conversion of notes payable
  into common stock                                 1,017         92,300              -       92,300
Net income                                              -              -         45,600       45,600
                                                ----------    -----------    -----------    --------
Balance as of October 31, 1997                     11,017     $  175,700     $  247,300     $423,000
                                                ==========    ===========    ===========    ========

                   LEARNING & LEISURE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOW
                      For the Year Ended October 31, 1997


                                                                 1997
                                                             ------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                 $     45,600
  Adjustments to reconcile net income
    to cash provided by operating activities:
     Depreciation                                                   3,400
     Bad debt expense                                              10,000
     Deferred income tax expense                                    3,000
     Changes in operating assets and liabilities:
       Decrease (increase) in operating assets:
         Accounts receivable                                      (65,600)
         Inventories                                              (52,100)
         Other                                                      6,700
       Increase (decrease) in operating liabilities:
         Accounts payable                                         (13,700)
         Accrued interest payable to                                7,100
         Accrued expenses                                          23,700
         Income taxes payable                                       7,700
                                                              ------------
     Net cash provided (used) by operating                        (24,200)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                               (1,000)
                                                              ------------
      Net cash provided (used) by investing                        (1,000)
                                                              ------------
NET INCREASE (DECREASE) IN CASH                                   (25,200)

Cash, at beginning of period                                      116,100
                                                              ------------
Cash, at end of period                                       $     90,900
                                                              ============
Supplemental Disclosures of Cash Flow Information
  Cash payments for:
      Interest                                               $        800
                                                              ============
      Income taxes                                           $          -
                                                              ============
  Non-cash investing and financing activities:
      Conversion of notes payable to stockholders
      into common stock                                      $     92,300
                                                              ============

1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------------------

     NATURE OF BUSINESS - Learning & Leisure, Inc. was organized as a New York corporation in 1972. L&L currently has one operating subsidiary, National Teaching Aids, Inc. The other subsidiary, Visual Systems for Learning, Inc. is inactive. The consolidated group of companies is collectively referred to as "the Company".

     The Company sells a wide variety of educational products through multiple sales channels. The Company's products include those developed and produced by the Company, as well as products manufactured by other companies. The Company's customers include educational institutions, wholesalers, and individual educators. Approximately 97% of the Company's sales are in the United States and the remainder are sold in various locations throughout the world. Approximately 37% of the Company's sales are to three customers, each of whom individually accounts for more than 10% of the Company's sales.

     A summary of the Company's significant accounting policies follows:

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     REVENUE RECOGNITION - Sales are recorded at time of shipment and an allowance is provided for returns.

     CASH EQUIVALENTS - Short term liquid investments with maturities less than three months are considered cash equivalents.

     INVENTORIES - Inventories are valued at the lower of cost [using a system that approximates a first-in, first-out (FIFO) basis] or market, and consist of the following at October 31, 1997:



Raw materals                                 $  64,900
Work in process                                 12,300
Finished goods                                 390,200
                                             ----------
      Total                                  $ 467,400


     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed by the straight-line method over estimated useful lives ranging generally from 3 to 20 years. Depreciation expense was $3,400 for the year ended October 31, 1997.

     Maintenance and repairs are charged to expenses when incurred. Property replacements and betterments that extend the life of assets, including reproduction masters for significant, non-routine product updates, are capitalized and subsequently depreciated.

     Property and equipment consist of the following at October 31, 1997:


Reproduction masters and molds               $ 378,000
Plant machinery and equipment                   53,000
Office furniture and equipment                  15,000
Computer hardware and software                  18,000
                                             ----------
                                               464,000
  Less accumulated depreciation               (459,500)
                                             ----------
      Total                                  $   4,500


     FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK - The carrying value of the Company's trade receivables and trade payables are considered to approximate fair value due to their short maturities.

     The Company has a concentration of credit risk along educational lines. Management believes that the allowance for doubtful accounts is sufficient to cover the related credit risk.

     INCOME TAXES - The Company accounts for income taxes under the liability method of SFAS 109. Deferred income taxes reflect the effect of temporary differences between the tax basis of assets and liabilities and the carrying value of those assets and liabilities for financial reporting purposes. Deferred income taxes also reflect the value of net operating losses and an offsetting valuation allowance. Tax effects are computed using the tax rates and laws enacted as of the balance sheet date.

     USE OF ESTIMATES - The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

2.   COMMITMENTS AND RELATED PARTIES:
     -------------------------------

     The Company leases office and warehouse space, office equipment, and automobiles under noncancellable operating leases. Total rental expense was $65,000, for the year ended October 31, 1997. Future minimum rental commitments at October 31, 1997, are as follows:


1998                                         $  66,000
1999                                             1,000
2000                                             1,000
2001                                             1,000
2002                                             1,000
                                             ----------
      Total                                  $  70,000


     The office and warehouse facilities require annual lease payments approximating $60,000 and are leased from a company whose owners include the stockholders of Learning & Leisure, Inc.

     The Company has certain royalty agreements with third parties on various products. Total royalty expense for the year ended October 31, 1997, was $13,000. Approximately 10% of the royalties are paid to stockholders and their relatives.

3.   INCOME TAXES:
     ------------

   The composition of income tax expense for the year ended October 31, 1997, was as follows:


Current                                      $  11,000
Deferred                                         3,000
                                             ----------
       Total                                 $  14,000


     The percentage income tax expense recorded for 1997 was approximately 24%. The difference between the recorded percentage and the Federal statutory rate of 18% is primarily caused by the addition of state taxes.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of deferred tax assets and liabilities as of October 31, 1997 were as follows:


Deferred tax assets (liabilities):
   Current
     Accounts receivable                     $   7,500
     Inventories                               (29,700)
                                             ----------
       Total                                 $ (22,200)


4.   SUBSEQUENT EVENTS:
     -----------------

     In April, 1998, all of the outstanding stock of Learning & Leisure, Inc. was purchased by Hubbard Scientific, Inc., a subsidiary of American Educational Products, Inc. (NASDAQ: AMEP). The transaction will be reported as a purchase by American Educational Products, Inc. and the operations of Learning & Leisure, Inc. and its subsidiaries will be merged with Hubbard Scientific, Inc. effective with the date of acquisition.

                                  SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AMERICAN EDUCATIONAL PRODUCTS, INC.



Dated:  April 17, 1998           By:  /s/ Clifford C. Thygesen
        --------------                ---------------------------------
                                      Clifford C. Thygesen, President